Exhibit 99.1

CV SCIENCES, INC APPOINTS BETH ALTMAN TO ITS BOARD OF DIRECTORS

SAN DIEGO, Oct. 29, 2019 (GLOBE NEWSWIRE) --  CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced the appointment of Beth Altman to its Board of Directors effective October 24, 2019.
“Beth is a highly experienced financial executive and board member and we are fortunate to have her join our Board of Directors,” said Joseph Dowling, Chief Executive Officer of CV Sciences. “She brings a proven track record of more than 25 years including achievements in accounting, finance, management, business development, strategic planning, and corporate governance. Beth is a tremendous asset to CV Sciences as we further expand our Company and fuel our future growth.”
Ms. Altman has worked at KPMG since 1993, most recently as an office Managing Partner where she successfully led a team of over 260 professionals and 23 partners, providing an array of assurance, tax and advisory services to public and private companies across all industry sectors. Additionally, Ms. Altman served as the lead audit partner for numerous early-stage, middle market and large global clients in the private and public markets, predominately in the life sciences, consumer markets, and technology sectors.
Ms. Altman also served as a board member of the Corporate Directors Forum, a 501(c)(6) nonprofit organization focused on helping directors, and those who support them, build more effective boards through continuous learning and peer networking. She also held a leadership position in the Women Corporate Directors, San Diego Chapter, the world’s largest membership organization and community of today’s preeminent women leaders in business.
“As an industry leader, CV Sciences has done a tremendous job creating a dynamic and strong team that has pioneered the CBD industry. I am honored to now be a part of this team and join the Company’s Board of Directors,” said Ms. Altman. “I look forward to leveraging my years of experience at KPMG to help CV Sciences further capitalize on the considerable growth opportunities that lie ahead.”
About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ Oil products are sold at more than 5,500 retail locations throughout the U.S. and is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s full spectrum hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards.  With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.
FORWARD-LOOKING DISCLAIMER
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties.

CONTACT INFORMATION:
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com
Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com